UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 4, 2017

Date of Report (date of earliest event reported)

GIGPEAK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by GigPeak, Inc., a Delaware corporation (the “Company” or “GigPeak”), on February 13, 2017, GigPeak entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Integrated Device Technology, Inc., a Delaware corporation (“Parent”), and Parent’s wholly-owned subsidiary Glider Merger Sub, Inc., a Delaware corporation (the “Purchaser”). Pursuant to the Merger Agreement, on March 7, 2017, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock, par value $0.001 per share, of GigPeak, including the associated purchase rights for Series A Junior Preferred Stock of GigPeak (the “Rights”) issued under the Rights Agreement, dated as of December 16, 2014, as amended, between GigPeak and American Stock Transfer & Trust Company, LLC, as rights agent (such Rights, together with the common stock, the “Shares”), at a price of $3.08 per Share, in cash, without interest and subject to any applicable withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 7, 2017 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), filed as Exhibits (a)(1)(i) and (a)(1)(ii), respectively, to the Tender Offer statement on Schedule TO (as amended or supplemented from time to time) filed by Parent and Purchaser with the SEC on March 7, 2017.

The Offer and all withdrawal rights thereunder expired at 12:00 midnight, New York City time, April 4, 2017 (one minute after 11:59 p.m. New York City time, on April 3, 2017). The Offer was not extended. American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised GigPeak that, as of the expiration of the Offer, an aggregate of approximately 54,454,085 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 80.42% of Shares then outstanding. The aggregate number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfies the Minimum Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied, Purchaser accepted for payment, and will promptly as practicable, pay for all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions set forth in the Merger Agreement to the merger of Purchaser with and into GigPeak were satisfied. On April 4, 2017, Parent completed its acquisition of GigPeak by consummating the merger of Purchaser with and into GigPeak, without a meeting of stockholders of GigPeak, in accordance with Section 251(h) of the Delaware General Corporation Law of the State of Delaware (“DGCL”), and with GigPeak continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares held in the treasury of the Company and any Shares owned by any subsidiary of the Company, Parent, the Purchaser or any other subsidiary of Parent or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) was automatically converted into the right to receive the Offer Price, without interest and subject to any withholding taxes.

In addition, as a result of the Merger, each GigPeak Option granted pursuant to the 2000 Stock Option Plan of Lumera Corporation (as amended), the 2004 Equity Incentive Plan of Lumera Corporation, the GigOptix LLC Equity Incentive Plan or GigPeak’s Amended and Restated 2008 Equity Incentive Plan (each, a “GigPeak Plan”) and outstanding as of immediately prior to the Effective Time, with an exercise price per Share that was less than the Offer Price (an “In-the-Money GigPeak Option”), was cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of Shares subject to such GigPeak Option immediately prior to the Effective Time and (ii) the excess, if any, of the Offer Price over the exercise price per share of such GigPeak Option (the “Option Consideration”).

Each outstanding GigPeak Option that was not an In-the-Money GigPeak Option was cancelled immediately prior to the Effective Time for no consideration.

Each restricted stock unit granted pursuant to a GigPeak Stock Plan (each, a “GigPeak RSU”) outstanding and unvested immediately prior to the Effective Time (after giving effect to any accelerated vesting that occurred solely due to the consummation of the transactions contemplated by the Merger Agreement pursuant to a contract as in effect as of the date of the Merger Agreement) held by a GigPeak employee or GigPeak service provider was assumed by Parent and converted automatically at the Effective Time into a restricted stock unit covering the common stock, par value $0.001 per share, of Parent (“Parent Common Stock”) having, subject to applicable laws, the same terms and conditions as the GigPeak RSU (each, an “Assumed RSU”), except that (i) each such GigPeak RSU entitled the holder, upon settlement, to that number of whole shares of Parent Common Stock equal to the product of (A) the number of Shares that were issuable with regard to such GigPeak RSU immediately prior to the Effective Time, multiplied by (B) a fraction (such ratio, the “Exchange Ratio”), the numerator of which is the Offer Price and the denominator of which is the volume weighted average price for a share of IDT Common Stock on the Nasdaq Global Select Market, calculated to four decimal places and determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours, for the five consecutive trading days ending on the third complete trading day prior to (and excluding) the closing date of the Merger as reported by Bloomberg, L.P., and rounding such product down to the nearest whole number of shares of Parent Common Stock, and (ii) all references to the “Company” or “GigPeak” in the applicable GigPeak Plans and GigPeak RSU agreements are now references to Parent.

Each GigPeak RSU that was outstanding immediately prior to the Effective Time and not an Assumed RSU (including GigPeak RSUs for which the vesting was accelerated solely due to the consummation of the transactions contemplated by the Merger Agreement pursuant to a contract as in effect as of the date of the Merger Agreement) (“Cashed Out GigPeak RSUs”) vested in full to the extent unvested and was cancelled immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of Shares subject to such GigPeak RSU immediately prior to the Effective Time and (ii) the Offer Price (the “RSU Consideration”).

Each warrant to purchase shares of GigPeak (each, a “GigPeak Warrant”) outstanding immediately prior to the Effective Time with an exercise price per Share subject thereto that was less than the Offer Price (“In-the-Money GigPeak Warrant”) was, in accordance with its terms, either (i) cancelled immediately prior to the Effective Time and converted into the right to receive an amount in cash (“Cashed Out GigPeak Warrant”) equal to the product obtained by multiplying (A) the aggregate number of Shares for which such In-the-Money GigPeak Warrant was exercisable immediately prior to the Effective Time and (B) the excess, if any, of the Offer Price over the exercise price per share of such In-the-Money GigPeak Warrant (the “Warrant Consideration”) or (ii) exercised immediately prior to the Effective Time and the Shares issued upon the exercise of such In-the-Money GigPeak Warrant were deemed outstanding and held by the holder of such In-the-Money GigPeak Warrant and were deemed to have been cancelled in the Merger, giving the holder the right to receive (A) the Merger Consideration payable with respect to such Shares in accordance with the Merger Agreement less (B) the amount of the aggregate exercise price of the Shares; provided, however, such In-the-Money GigPeak Warrant was exercised for in a cashless manner in accordance with its terms.

Each GigPeak Warrant that was not an In-the-Money GigPeak Warrant was cancelled as of immediately prior to the Effective Time in exchange for no consideration.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 13, 2017 and which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, GigPeak terminated all commitments and repaid all amounts outstanding under the Third Amended and Restated Loan and Security Agreement, dated April 5, 2016 between GigPeak and its wholly owned subsidiaries, ChipX, Incorporated, Endwave Corporation, Magnum Semiconductor, Inc. and Silicon Valley Bank.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or Obligations under an Off-Balance Sheet Arrangement of a Registrant.

On April 4, 2017, the Company guaranteed the obligations of Parent under the Credit Agreement entered into by and among Parent, JPMorgan Chase Bank, N.A., as administrative agent and the various other lenders party thereto (the “Credit Agreement”).

The material terms of the Credit Agreement are described in the Current Report on Form 8-K filed by Parent with the SEC on April 4, 2017, which is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note, Item 1.02, Item 2.01, Item 2.03, Item 3.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 4, 2017, the Company (a) notified the NYSE MKT (“NYSE MKT”) of the consummation of the Merger and (b) requested that NYSE MKT (i) halt trading in the Shares for April 4, 2017 and suspend trading of the Shares effective April 4, 2017, and (ii) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 3.03 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on April 4, 2017, a change of control of the Company occurred and the Company is now a wholly-owned subsidiary of Parent.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 3.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, each of Dr. Avi S. Katz, Neil Miotto, Frank Schneider, John Mikulsky, Joseph Lazzara and Kimberly Trapp resigned from their respective positions as members of the Company’s Board of Directors, and any committee thereof, as applicable, effective at the Effective Time and each of Dr. Avi S. Katz, Dr. Raluca Dinu, Andrea Betti-Berutto, Darren Ma resigned from their positions as officers of the Company.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, Gregory L. Waters, Brian C. White and Matthew D. Brandalise became the directors of the Company, Gregory L. Waters became the President and Chief Executive Officer of the Company, Brian C. White became the Treasurer and Chief Financial Officer of the Company and Matthew D. Brandalise became the Secretary of the Company.

Item 5.03.	Amendment to Corporation’s Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws were filed on the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2017, and are each incorporated herein by reference.

Following the Effective Time, the Board of Directors of the Company approved a change in the Company’s fiscal year end from a calendar year ending on December 31 to a 52-53 week year ending on the Sunday nearest to March 31.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 13, 2017, by and among GigPeak, Inc., with Integrated Device Technology, Inc. and Glider Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by GigPeak, Inc. on February 13, 2017).

Exhibit 3.1	Form of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC by GigPeak, Inc. on February 13, 2017).

Exhibit 3.2	Form of Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC by GigPeak, Inc. on February 13, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer and Chairman of the GigPeak Board (Principal Executive Officer)

Date: April 4, 2017